Exhibit 99.1

Alamo Increases Acreage Position In Appalachian Basin

LONDON – June 28, 2011 – Alamo Energy Corp. (OTCBB:ALME) is pleased to announce the acquisition of approximately 2,500 acres in Knox County, Kentucky.

The acquisition falls inline with Alamo’s strategy of becoming a significant player in the Appalachian basin. The new acreage is located contiguous to existing acreage and infrastructure allowing for new wells to be tied into Alamo’s 23-mile pipeline that has a capacity of up to 9,000,000 cubic feet per day.

Utilizing Alamo’s in-house drilling company, we believe that the new acreage will allow for an additional 125 wells targeting the Devonian Shale and Big Lime formations based on 20-acre spacing.

Allan Millmaker, Chief Executive Officer, commented: “Whilst our strategy is to expand aggressively in the Appalachian basin, we are always looking to maximize returns. The new acreage will allow us to take advantage of potential cost savings not only at the drilling and completion stage but also when on production because of the proximity to existing Alamo infrastructure.”

About KYTX Group of Companies.

The KYTX group of companies are wholly owned subsidiaries of Alamo Energy Corp and are located in Knox County, Kentucky in the Appalachian basin. The companies are KYTX Oil & Gas, KYTX Pipeline, and KYTX Drilling Company. Together, they contain 71 wells located on 4,040 acres, a 23-mile strategic pipeline network capable of handling up to 9,000,000 cubic feet of gas connected into the Delta system and one drilling rig, one service rig and associated well-servicing equipment.

About Alamo Energy Corp.

Headquartered in London, England and with operational offices in Houston, Texas, Alamo Energy Corp. (OTCBB:ALME - News) is an independent company focused on the exploration, development and production of onshore oil and gas reserves in the United Kingdom and United States. The company's UK exploration program is focused on four blocks spread over 400 square kilometers in an onshore oil and gas province in South East England. Alamo's U.S. operations are focused on the development of assets in Texas, Kentucky, Tennessee and West Virginia. For more information visit www.alamoenergycorp.com

Forward-looking Statements:

This press release contains forward-looking statements (as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended) concerning future events and the Company’s growth and business strategy. Words such as “expects,” “will,” “intends,” “plans,” “believes,” “anticipates,” “hopes,” “estimates,” and variations on such words and similar expressions are intended to identify forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct. These statements involve known and unknown risks and are based upon a number of assumptions and estimates that are inherently subject to significant uncertainties and contingencies, many of which are beyond the control of the Company. Actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, changes in the Company’s business; competitive factors in the market(s) in which the Company operates; risks associated with operations outside the United States; risks associated with oil and gas operations; and other factors listed from time to time in the Company’s filings with the Securities and Exchange Commission. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

Cautionary Note to U.S. Investors - The United States Securities and Exchange Commission permits oil and gas companies, in their filings with the SEC, to disclose only reserves that comply with the definitions presented at Rule 4-10(a) of Regulation S-X. We use certain terms in this press release that the SEC’s guidelines strictly prohibit us from including in filings with the SEC. Examples of such disclosures would be statements regarding “probable,” “possible,” or “recoverable” reserves among others. U.S. Investors are urged to consider closely the disclosure in our Form S-1, File No. 333-169609, available from us at 10497 Town & Country Way, Suite 820, Houston, Texas, 77024, United States of America.

Contact:
Alamo Energy Corp.
Philip Mann
+1 832-436-1832
ir@alamoenergycorp.com